Ref: CH/ajg/113.05

October 10, 2005

CONFORMED COPY

Mr P Williams

Octel Starreon

USA

Dear Pat,

Following our recent discussions, I am delighted to confirm your appointment as Executive Vice President of Octel Corp and President, Petroleum Specialities. As a consequence of your promotion, your terms and conditions of employment will change as follows, with effect from September 5, 2005:-

  Your annual base salary will be $350,000. This will be reviewed on March 1st each year, starting March 1, 2006.

  In terms of benefits etc, your effective start date will be deemed to be your initial start date with Starreon, which was July 20, 1995 and your employment is continuous from that date.

  You will report to the Chief Executive Officer, Octel Corp.

  You will be eligible for a bonus payment up to a maximum of 100% of your base salary. Effective from January 1, 2006, the bonus payment will be based on the achievement of performance objectives agreed between yourself and the Chief Executive Officer, Octel Corp. and approved by the Compensation Committee, with 50% of the bonus based on the performance of Octel Starreon and 50% based on the performance of the Global Petroleum Specialties business. For 2005, your current bonus arrangement will continue to apply. The bonus year will run from January 1st to December 31st each year. In terms of payment, that element which relates to the performance of Octel Starreon will continue to be paid in line with Octel Starreon bonus payment schedule whilst that element which relates to the performance of the global Petroleum Specialties business will be paid in line with the Octel Corp. MICP bonus payment schedule, typically in March of the year following the bonus year.

  You will be eligible to be considered for grants under the company stock option plans. Participation in the scheme in any one year and the amount of options awarded is discretionary and is determined by the Compensation Committee of the Board in line with their grant policy. The Compensation Committee reserves the right to review and modify this grant policy at any time. You will not be entitled to any compensation in lieu or any options granted if as a result of such revision, there is a decrease in the number of options granted to you.

  You will be a member of the Performance Delivery Executive (PDE). We believe it is important that the PDE, as the senior management team of the Corporation, have a strong alignment to shareholder interests and each member of the PDE is therefore required to hold 100% of their annual base salary in Octel Corp. stock. You will be expected to achieve this holding within four years of your appointment to the PDE. In order to facilitate this, you will be eligible to participate in the Co Investment Stock Plan, which requires you to use a proportion of your bonus to purchase shares in Octel Corp. Assuming you are still employed by Octel Corp. and are still holding the shares after 3 years, the company will transfer additional shares to you. Further details of this plan will be provided separately.

  In terms of notice period, the Company may terminate your employment by giving you 12 months notice of termination of employment in writing. If you wish to terminate your employment with the Company; you will also be required to give the company 12 months notice in writing. Upon notice being given by the Company or you to terminate your employment, the Company will be entitled to require you to refrain from carrying out some or all of your duties during the notice period and to serve out such notice at your home or your current office. Unless you are terminated For Cause, any severance payment made to you will include a payment equivalent to 50% of your annual bonus payment.

    We may terminate your employment immediately For Cause, by notifying you in writing. In such a case, we will not be required to provide you with any compensation or benefits from the date of termination of your employment with us and you will have no claim against the company for damages due to such termination.

    For purposes of this, "For Cause" will mean with respect to you, one or more of the following:

      the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to any member of the Octel Group, or any customers or suppliers of the Octel Group;

      reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing any member of the Octel Group substantial public disgrace or disrepute or substantial economic harm;

      substantial and repeated failure to perform duties consistent with your position and related to the business of Octel Starreon LLC as reasonably directed by the Board;

      any act or omission aiding or abetting a competitor, supplier or customer of either the Octel Group, or any other subsidiary of the Octel Group to their material disadvantage or detriment;

      any breach of fiduciary duty, gross negligence or wilful misconduct with respect to the Octel Group.

    Once your employment with us ends, you will have been deemed to have resigned from all positions you hold at that time as an Officer or Director of Octel Starreon LLC, Octel Corp. or any other subsidiary companies of Octel Corp. You agree that in this case you will take any necessary action we may request in order to implement any such resignations.

8. In your new role, you will continue to retain your responsibility as Chief Executive Officer of Octel Starreon LLC.

9. You will continue to be eligible for the second payment of the Loyalty Bonus agreed with you as part of the Joint Venture acquisition. This payment will be for $125,000 and will be payable if you are still employed with Octel Corp. in an equivalent role to the Chief Executive Officer of Octel Starreon on December 31, 2006. If the company terminates your employment without cause before payment of the Loyalty Bonus, you will be paid this second payment of the Loyalty Bonus.

10. As part of your existing employment agreement with us, you agreed to a two year non-compete clause, and a two year non-solicitation clause covering Octel Starreon customers and employees and an ongoing evergreen confidentiality agreement. In signing your acceptance to the terms and conditions outlined in this letter, you confirm that these agreements remain in place, save that the non-compete and non-solicitation period is reduced to one year from the date your employment with Octel Corp. ends.

11. You will retain your benefits accrued with Octel Starreon since your effective start date of July 20, 1995 and will also be eligible for continuing health benefits and other key benefits provided by Octel Starreon for its employees. If you leave the Company we will continue to provide the health benefits during the non-compete period.

12. As part of your existing employment agreement, we agreed that a new company could be established in which both you and Octel Corp., amongst others, will have an equity stake and a separate agreement was signed covering this. In signing your acceptance to the terms and conditions outlined in this letter, you confirm that the separate agreement covering this new company is rescinded and that you will devote your time and efforts to your role with Octel Corp. and the management of Octel Starreon LLC.

13. We recognise that you have existing interests in a number of companies, as detailed in Appendix 1, and confirm that we are comfortable with these continuing, as they do not conflict or interfere with your role at Octel Corp., providing that you devote 100% of your working time and efforts to your role with Octel Corp. and the management of Octel Starreon LLC. You agree that you will ensure you receive advance approval from the Chief Executive Officer of Octel Corp. before engaging on any future external business interests.

The above points, which amend and supersede all other agreements, summarise the main terms and conditions of your employment with us. Please confirm your acceptance of these terms by signing and dating the attached copy of this letter and returning it to me.

Yours sincerely

CATHY HESSNER

Senior Vice President, Human Resources

I confirm my acceptance of the above terms and conditions

Signed PATRICK WILLIAMS

Date October 11, 2005

APPENDIX 1

Register of Officers interests

Patrick Williams

  PJ Lone Tree Ventures LLC

  50% Principal

  Real Estate Investments

  Brendall Energy LLC

100% Owner

Oil and Gas Investments, drilling and production